                                                                   EXHIBIT 10.10

                                 LEASE AGREEMENT

                             FOR PREMISES LOCATED AT

                         2620 TRADE CENTRE, SUITES A & B
                               LONGMONT, COLORADO

                                     BETWEEN

                              ARRAY BIOPHARMA, INC.
                             A DELAWARE CORPORATION
                                    AS TENANT

                                       AND

                      PRATT LAND LIMITED LIABILITY COMPANY
                      A COLORADO LIMITED LIABILITY COMPANY

                                   AS LANDLORD


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                                TABLE OF CONTENTS

                                      LEASE

1.   PREMISES LEASED; DESCRIPTION

2.   COMPLETION

3.   TERM
     3.1      Initial Term
     3.2      Occupancy Prior to Commencement Date
     3.4      Delivery of Possession

4.   RENT
     4.1      Base Rental
     4.2      Escalation of Base Rental
     4.3      Maintenance Expense for Grounds, Snow Removal, Exterior and HVAC
     4.4      Private Security Service
     4.5      Late Charges
     4.6      Security Deposit
     4.7      Proration of Rent for Partial Months

5.   TAXES - REAL PROPERTY - PAID BY TENANT - PROTEST

6.   TAXES - TENANT'S PERSONAL PROPERTY - PAID BY TENANT

7.   UTILITIES - TENANT TO OBTAIN AND PAY FOR

8.   HOLDING OVER

9.   MODIFICATIONS OR EXTENSIONS

10.  ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY - NO HOLES IN ROOF -
     NO NEW EQUIPMENT ON ROOF

11.  MECHANIC'S LIENS

12.  UNIFORM SIGNS; NO "FOR RENT" SIGNS

13.  MAINTENANCE AND REPAIRS OF THE BUILDING; LANDLORD NOT LIABLE
     FOR DAMAGE TO CONTENTS

14.  CONDITION UPON SURRENDER - RETURN OF KEYS

15.  CARE OF GROUNDS; STORAGE OUTSIDE THE BUILDING; NO WASTE, NO
     NUISANCE; COMPLIANCE WITH LAWS; FUTURE RULES AND REGULATIONS

16.  LIABILITY FOR OVERLOAD


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
17.  NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES

18.  INSURANCE
     18.1     All Risk Insurance
     18.2     General Liability Insurance
     18.3     Tenant Improvements
     18.4     Other Insurance
     18.5     Waiver of Subrogation
     18.6     Other Provisions Regarding Tenant's Insurance
     18.7     Changes in Standard Policies

19.  FIRE REGULATIONS - TENANT RESPONSIBILITY

20.  REPLACEMENT OF BUILDING - CASUALTY DAMAGE

21.  ENVIRONMENTAL MATTERS
     21.1     Definitions
     21.1.1   Hazardous Material
     21.1.2   Environmental Requirements
     21.1.3   Environmental Damages
     21.2     Tenant's Obligation to Indemnify, Defend and Hold Harmless
     21.3     Tenant's Obligation to Remediate
     21.4     Notification
     21.5     Negative Covenants
     21.5.1   No Hazardous Material on Premises
     21.5.2   No Violations of Environmental Requirements
     21.5.3   No Environmental or Other Liens
     21.6     Landlord's Right to Inspect and to Audit Tenant's Records
     21.7     Landlord's Right to Remediate
     21.8     Landlord's Obligation to Remediate
     21.9     Landlord's Obligation to Indemnify, Defend and Hold Harmless
              Concerning Environmental Matters
     21.10    Survival of Environmental Obligations

22.  ENTRY BY LANDLORD

23.  DEFAULT - REMEDIES BY LANDLORD
     23.1     Default Defined
     23.2     Landlord's Remedies in the Event of Default
     23.3     Tenant to Surrender Peaceably
     23.4     No Termination by Re-Entry
     23.5     Injunction
     23.6     Remedies Listed are Cumulative and Non-Exclusive
     23.7     Interest on Sums Past Due
     23.8     Attorneys' Fees
     23.9     Time to Cure Certain Non-Monetary Defaults
     23.10    Landlord Default

24.  LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO
     PAY LANDLORD'S FEES

25.  INDEMNIFICATION BY TENANT AND BY LANDLORD


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
26.  ASSIGNMENT OR SUBLETTING

27.  LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT

28.  ADDITIONAL DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD

29.  GOVERNMENTAL ACQUISITION OF THE PREMISES

30.  Number (30) intentionally not used

31.  SUBORDINATION OF THE LEASEHOLD TO MORTGAGES

32.  TENANT'S  FINANCIAL STATEMENTS

33.  MEMORANDUM OF LEASE - RECORDING

34.  NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT

35.  CONTROLLING LAW

36.  INUREMENTS

37.  TIME

38.  ADDRESSES; EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVING NOTICE

39.  PARAGRAPH HEADINGS; GRAMMAR

40.  FLEXIBILITY CLAUSE

41.  EXPANSION OPTION

42.  ADDITIONAL PROVISIONS

EXHIBIT A:   Site Plan
EXHIBIT B:   Space Plan & tenant finish
EXHIBIT C:   Detail of improvements and property of Tenant
EXHIBIT D:   Voice and Data Specifications
EXHIBIT E:   6600 Square Feet - SW Corner of Building

                                      LEASE

         THIS LEASE, made and entered into this day of February, 2000 by and between PRATT LAND LIMITED LIABILITY COMPANY, a Colorado limited liability company, hereinafter referred to as "Landlord," and ARRAY BIOPHARMA, INC., A Delaware Corporation, hereinafter referred to as "Tenant."

                              W I T N E S S E T H:

         In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

         1. PREMISES LEASED; DESCRIPTION. Landlord hereby leases unto Tenant the following described Premises containing approximately 24,000 square feet of building floor space measured to the outside of the walls, including overhangs, canopies and loading docks, and to approximately 1/2 the thickness of common walls; commonly known as a portion of 2620 Trade Centre Avenue, Suites A & B, in the City of Longmont, County of Boulder, State of Colorado, a more detailed description of which is a portion of Lot 1, St. Vrain Centre, parcel F, Minor Subdivision C, County of Boulder, State of Colorado, a diagram of which is attached as Exhibit A (hereinafter referred to as the "Premises"); the leasing of which is made according to the terms of this Agreement; together with all appurtenances thereto, and all fixtures attached thereto, to be constructed, and together with nonexclusive reasonable access across any other land owned by Landlord as may be required for use of the Premises by Tenant, with such access to be on such roadways, sidewalks, and other common areas of which the Premises are a part, or of any such adjacent lands owned by Landlord, as Landlord may from time to time designate.

         2. COMPLETION. . No representation, statement, or warranty, express or implied, has been made by or on behalf of Landlord as to the condition of the Premises, or as to the use that may be made of same. In no event shall Landlord be liable for any defect in the Premises or for any limitation on the use of the Premises. Landlord covenants to the best of Landlord's knowledge, that on the Commencement Date the Premises comply with all Federal, State, County, and Municipal ordinances pursuant to paragraph 15 of this lease agreement.

         3. TERM.

                  3.1 INITIAL TERM. The term of this lease shall commence at 12:00 midnight on March 1, 2000 (the "Commencement Date"), and unless terminated as herein provided for, shall end at 12:00 midnight on the 31st day of May, 2005. The Commencement Date as set forth in this Paragraph 3.1 and paragraph 2 shall be subject to those adjustments of the Commencement Date, if any, set forth in Paragraph 3.3 which relate to the performance of construction on the Premises. Upon full and complete performance of all the terms, covenants, and conditions herein contained by Tenant and payment of all rental due under the terms hereof, Tenant shall be given the option to renew this Lease for two (2) additional terms of five (5) years each at the then prevailing market rental rate, terms, conditions, allowances and concessions of other comparable properties in south Longmont area; provided that the rental rate shall not be impacted, or otherwise increased as a result of any Tenant improvements to the Premises.

                  3.2 OCCUPANCY PRIOR TO COMMENCEMENT DATE. Should construction of the improvements be completed to such an extent as to permit the issuance of a partial certificate of occupancy by the governing authority, Tenant may occupy the portion of the Premises so permitted prior to (or after) the Commencement Date and shall pay rent for the occupied portion, prorated in proportion to the number of square feet of building space occupied, beginning on date of delivery of possession. Rent adjustments shall be similarly prorated. In no event shall Tenant take possession prior to satisfaction of the requirements for Tenant's insurance set forth below. Landlord shall have no liability to Tenant for failure to substantially complete construction prior to any date or dates.

                  3.3 DELIVERY OF POSSESSION. Except as above provided with respect to construction of Tenant Improvements, Tenant shall be entitled to take possession of the Premises at midnight on the Commencement Date, as defined in Paragraph 3.1 and pay for the month of March, 2000, specifically Eleven Thousand Two Hundred Eighty and No/100 U.S. Dollars ($11,280.00). Tenant may, have access to the Premises during tenant improvement construction during February 2000 for the purpose of performing Tenant Improvements. Landlord, its agent, employees, sub-contractors, or any other person on the Premises whether invited or not invited, shall not be liable for the protection, care or security of Tenant owned items, except for the gross negligence or willful misconduct of such parties. This paragraph shall not be construed so as to permit Tenant to occupy the Premises prior to the satisfaction of all requirements for Tenant's insurance set forth below.

         4. RENT. Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rental for the Premises:

                  4.1 BASE RENTAL. The base rental for the full sixty three month term, beginning on March 1, 2000 shall be One Million Four Hundred ten Thousand and No/100 U.S. Dollars, ($1,410,000) payable in monthly installments of Twenty Two Thousand Five Hundred Sixty and NO/U.S. Dollars ($22,560.00) in advance on the first day of each month during the term hereof, beginning on April 1, 2000. Notwithstanding the foregoing, Array and Nanomaterials Research Corporation ("Nano") shall each be obligated to pay one-half of the rent for the Premises for the month of March.

                  4.2 ESCALATION OF BASE RENTAL.

                  4.2.1 On the first anniversary of the commencement date of this lease, and annually thereafter, the base rental payable by Tenant shall be increased to an amount determined by multiplying the basic monthly rental by a fraction, the denominator of which shall be the most recent Consumer Price Index figure, as hereinafter defined, published prior to the Commencement Date, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the particular anniversary date; provided, however, that in no event shall the rent for any month after such anniversary be less than the rent for the month immediately preceding such anniversary. As used herein, the term "Consumer Price Index" shall mean the Consumer Price Index, All Urban Consumers, All Items, Denver, Colorado (1982-84 = 100), or the successor of that Index, as published by the Bureau of Labor Statistics, U.S. Department of Labor. Should Landlord lack sufficient data to make the proper determination on the date of any adjustment, Tenant shall continue to pay the monthly rent payable immediately prior to the adjustment date. As soon as Landlord obtains the necessary data, Landlord shall determine the rent payable from and after such adjustment date and shall notify Tenant of the adjustment in writing. Should the monthly rent for the period following the adjustment date exceed the amount previously paid by Tenant for that period, Tenant shall forthwith pay the difference to Landlord. Should the Consumer Price Index as above described cease to be published, a reasonably comparable successor index shall be selected by Landlord. If Tenant objects to the successor index, the dispute will be resolved and a successor index designated by arbitration pursuant to the rules and procedures of the American Arbitration Association.


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


                  4.2.2 Notwithstanding the foregoing, the parties agree that the increase in base rental for each year shall be not less than three percent (3%) nor more than seven percent (7%) of the base rental for the previous year, each year for such purposes to commence on the anniversary of the Commencement Date.

                  4.2.3 Landlord may in its sole discretion, waive the escalation provided for in Paragraph 4.2.1 or Paragraph 4.2.2 for any particular year, years, or part of a year. No such waiver shall preclude Landlord from applying the escalation to any subsequent year or part of a year, and from making the subsequent application as if all subsequent escalations had been duly made to the maximum permissible extent.

                  4.3 MAINTENANCE EXPENSE FOR GROUNDS, SNOW REMOVAL, EXTERIOR AND HVAC. Tenant shall pay the cost incurred by Landlord in order to maintain the HVAC systems and the exterior of the Premises including parking lots, green areas, sidewalks, entrances, and corridors (but not the exterior surfaces of the building, other than glass). Cost of maintaining such areas shall include, but shall not be limited to, repairs, preventative maintenance, HVAC filters and compressors, sealing, striping, lawn mowing, snow removal (Tenant is responsible for snow removal of less than 2"), gardening, shrub care and replacements, lawn watering, parking area maintenance, electricity for lighting, sign maintenance, depreciation of equipment used for the foregoing purposes and other direct costs related to the Premises or common areas. Landlord shall perform such maintenance and charge the cost thereof to Tenant, which shall be paid as additional rent within 10 days after delivery of Landlord's invoice. Landlord shall keep reasonable and accurate records of such cost, which shall be available for Tenant's inspection during normal business hours. Certain items of such maintenance (such as landscape maintenance and snow removal) are performed by Landlord on numerous areas owned and/or maintained by Landlord, in addition to the Premises, and the cost thereof cannot be precisely ascribed to the Premises. As to such services which are performed on areas in addition to the Premises, the cost for all areas so serviced shall be allocated to the Premises in proportion to the square feet of building floor space in the Premises compared to the square feet of building floor space in the entire area to which such services are provided.

         For the first year of the lease, Landlord agrees that the total of the maintenance fees referred to in this paragraph will not exceed $1.06 per square foot annually.

                  4.4 PRIVATE SECURITY SERVICE. Landlord may, in its sole discretion, engage a private security service, Landlord will notify Tenant of this action, as an independent contractor, to patrol an area which includes the Premises. If Landlord does so employ a private security service, the cost thereof shall be treated in the same manner as Maintenance Expense and paid by Tenant as Additional Rent under the same provisions as are applicable to Maintenance Expense.

         Landlord shall have absolutely no obligation to engage a private security service and shall not be liable for any damages or loss which might have been averted had a private security service been engaged. If Landlord does engage a private security service, Landlord shall not be liable for any damages or loss which may result from actions, inactions, non-performance or quality of performance by the security service. If the Tenant desires a higher level of security services than Landlord provides, or wishes to obtain an agreement that there will be liability for actions, inactions, non-performance or quality of performance by a security service, Tenant may itself engage such security service as Tenant chooses, at Tenant's sole expense.

         Nothing herein shall limit any action by Tenant against any person or entity providing private security service, provided that Landlord shall not be party to, or liable for any judgment entered in such an action, as a defendant, cross defendant, third-party defendant, or otherwise.

                  4.5 LATE CHARGES. If any monthly rental payment is more than five days late the Tenant will pay a late charge equal to five percent of any such late monthly rental payment or other payment not paid when due, which payment shall be in addition to any interest elsewhere provided for.

                  4.6 SECURITY DEPOSIT. Landlord acknowledges receipt of the sum of Forty Four Thousand One Hundred Fifty and no/100ths U.S. Dollars ($44,150.00) paid by Tenant upon the execution hereof. to be retained by Landlord as security for the performance of all of the terms and conditions of this lease Agreement to be performed by Tenant, including payment of all rental due under the terms hereof. Landlord shall not owe Tenant any interest on the deposit. At Landlord's election, deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Premises which should have been performed by Tenant, for any rental payment or other sum delinquent under the terms hereof, and for any sum used by Landlord in any manner to cure any default in the performance of Tenant under the terms of this lease. In the event deductions are so made during the rental term, upon notice by Landlord, Tenant shall redeposit such amounts so expended so as to maintain the security deposit in the amount as herein provided for, within 10 days after receipt of such written demand from Landlord. Nothing herein contained shall limit the liability of Tenant as to any repairs or maintenance of the Premises; and nothing herein shall limit the obligation of Tenant promptly to pay all sums otherwise due under this lease and to comply with all the terms and conditions hereof. The security deposit, less any sums withheld by Landlord pursuant to the terms hereof, shall be repaid to Tenant within forty-five days after the date of termination of the lease.

                  4.7 PRORATION OF RENT FOR PARTIAL MONTHS. If the lease term begins on other than the first day of a month, base rent and additional rent from such date until the first day of the next succeeding calendar month shall be prorated on the basis of the actual number of days in such calendar month and shall be payable in advance. If the lease term terminates on other than the last day of the calendar month, rent from the first day of such calendar month until such termination date shall be prorated on the basis of the actual number of days in such month, and shall be payable in advance.

         5. TAXES - REAL PROPERTY - PAID BY TENANT - PROTEST. Tenant shall pay as additional rent, all real estate taxes and assessments, as shall, from and after the date hereof, be assessed upon the Premises and any appurtenances or improvements thereto. Tenant shall pay one-twelfth (1/12) of such estimated taxes and assessments as additional rent, in advance, with each monthly rental payment. Landlord shall reasonably estimate such taxes and advise Tenant in writing of the amount to be paid each month. Such payments shall be separately accounted for by Landlord, (and may be deposited with any holder of a mortgage or deed of trust on the Premises) and shall be used to make prompt payment of such taxes as they come due. If the estimated payments made by Tenant are not sufficient to fully pay such taxes as they come due, Tenant shall pay to Landlord any amount necessary to make up the deficiency within ten (10) days of notice from Landlord. Landlord shall have no obligation to pay any interest to Tenant on such additional rent, but Landlord shall give Tenant an annual accounting showing credit for such payments made by Tenant, and debits for payments made by Landlord or Landlord's lender. If Tenant fails to make any required payment to Landlord, Landlord may, but shall not be required to, pay any such tax and shall become entitled to repayment from Tenant upon demand, together with interest thereon as elsewhere provided. The real estate taxes and assessments for the year in which the term of this lease shall begin, as well as for the year in which the lease shall end, shall be apportioned so that Tenant shall pay only the portions that correspond with the portions of such years as are within such lease term. In the event that the Premises are assessed for tax purposes as a part of a larger parcel, the tax on the entire parcel shall be prorated in proportion to the number of square feet of building floor space on each portion of the entire parcel.

         Upon written request from Tenant, whose request shall not be unreasonably denied, Landlord shall protest the tax assessment on the Premises, to the extent that Landlord, in good faith, believes that such protest is justifiable and likely to be successful. In the event of any such protest Tenant shall nevertheless


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


pay to Landlord the taxes as assessed, and Tenant shall be entitled to the appropriate share of any refund. Tenant shall not protest any real property tax assessment on the Premises.

         6. TAXES - TENANT'S PERSONAL PROPERTY - PAID BY TENANT. Tenant shall be responsible for and timely pay any and all personal property taxes assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Premises by Tenant.

         7. UTILITIES - TENANT TO OBTAIN AND PAY FOR. As of the Commencement Date Landlord shall assure that all appropriate utilities are available at the Premises including water, hot water, heat, gas, electricity, light, telephone, and power, provided that Landlord shall not be required to furnish Tenant any such utility services. Tenant shall obtain and pay all charges for gas, electricity, light, heat, power, water (and lawn watering), and telephone, cable TV or other communication services or other utilities used, rendered, or supplied, upon or in connection with the Premises. Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact solely for the purpose of terminating Tenant's account with any provider of such utilities, if the Premises are abandoned by Tenant or if the lease is terminated.

         8. HOLDING OVER. If, after expiration of the term of this lease, Tenant shall remain in possession of the Premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such holdover tenancy shall be equivalent to one and one-half times the monthly rental paid for the last month of tenancy under this lease. Landlord to provide thirty (30) day notice to invoke an increase in the monthly base rent. This notice can be in the form of an invoice. The Landlord may terminate such month-to-month tenancy at noon on any day which is more than twenty-nine (29) days after date of delivery of Landlord's written notice of termination to Tenant.

         9. MODIFICATIONS OR EXTENSIONS. No holding over by Tenant shall operate to renew or extend this lease without the written consent of Landlord. No modification of this lease shall be binding unless endorsed hereon or otherwise written and signed by the respective parties.

         10. ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY - NO HOLES IN ROOF - NO NEW EQUIPMENT ON ROOF. Landlord hereby approves and consents to those alterations and Tenant improvements as described as the attached Exhibit B and
C. In addition, Subject to Landlord's consent that any alterations requested by Tenant do not negatively affect the integrity of the leased Premises, in Landlord's reasonable discretion, Tenant may, during the term of this lease, at Tenant's expense, erect inside partitions, add to existing electric power service, add telephone outlets or other communication services, add light fixtures, install additional heating and/or air conditioning or make such other changes or alterations as Tenant may desire, provided that prior to commencement of any such work, Tenant shall submit to Landlord a set of fully detailed working drawings and specifications for the proposed alteration, prepared by a licensed architect or engineer. If Tenant so requests, Landlord will have the drawings and specifications prepared for Tenant, at Tenant's expense, utilizing Landlord's in-house staff. Tenant will pay Landlord's customary hourly charges for such services, as additional rent, to be paid within 10 days after delivery of invoice. In particular, but not as a limitation, the working drawings must fully detail changes to mechanical, wiring and electrical, lighting, plumbing and HVAC systems to Landlord's satisfaction. Landlord may refuse to consent to the alterations because of the inadequacy of the drawings and specifications. Tenant may not commence the alterations until Landlord's written consent has been given. Any additions or alterations performed by Tenant of the telecommunication or data transmission equipment, facilities, lines or outlets on the Premises shall be performed only in accordance with the specifications attached hereto as Exhibit D. Such additions and alterations shall be at Tenant's expense. At the termination of this lease, Tenant shall be responsible for all expenses necessary to return the telecommunication and data transmission equipment, facilities, lines and outlets on the Premises to their condition before such additions or alterations were made. If the drawings and specifications are adequate, to Landlord's reasonable satisfaction, then Landlord will not unreasonably withhold its consent to the alterations, except that Landlord may withhold its consent to new or altered openings (holes) in the roof, or placement of additional equipment on the roof, as follows. Landlord may withhold its consent to new openings in the roof or placement of additional equipment on the roof unless Landlord, in its sole reasonable discretion, is satisfied that the risk of increased leakage or risk of more frequent repairs or maintenance of the roof is acceptable to Landlord. Any new or altered opening in the roof, or placement of additional equipment thereon, shall be considered an alteration which requires the prior written consent of Landlord. If within thirty (30) days after such plans and specifications are submitted by Tenant to Landlord for such approval, Landlord shall have not given Tenant notice of disapproval, stating the reason for such disapproval, such plans and specifications shall be considered approved by Landlord. As a condition of approval for such alternations, Landlord shall have the right to require Tenant to furnish adequate bond or other security acceptable to Landlord for performance of and payment for the work to be performed. At the end of this lease, all such fixtures,, additions and/or alterations (except trade fixtures equipment and other property owned and installed by Tenant as described on the attached Exhibit C) shall be and remain the property of Landlord, provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions, and/or alterations and restore the Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All work done by Tenant shall conform to appropriate city, county and state building codes and health standards and OSHA standards and Tenant shall be responsible for obtaining and paying for building permits.

         If any such work done by Tenant causes damage to the structural portion, exterior finish or roof of the Premises, then the costs of repair of such damage, and of all further maintenance and repairs to such structural portion, exterior finish or roof during the term of the lease shall thereafter be the responsibility of Tenant.

         Neither Landlord's right of entry, nor any actual inspection by Landlord, nor Landlord's actual knowledge of any alteration accomplished or in progress shall constitute a waiver of Landlord's rights concerning alterations by Tenant.

         11. MECHANIC'S LIENS. Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this lease. Tenant shall keep the building, other improvements and land of which the Premises are a part free and clear of all mechanic's liens resulting from construction by or for Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant deposits with Landlord and/or any appropriate court or title insurance company a bond or sum of money sufficient to allow issuance of title insurance against the lien and/or to comply with the statutory requirements for discharge of the lien found in __ 38-22-130 and 131, Colorado Revised Statutes, or any successor statutory provision. Landlord shall have the right to require Tenant's contractor(s), subcontractors and materialmen to furnish to both Tenant and Landlord adequate lien waivers on work or materials paid for, in connection with all periodic or final payments, by endorsement on checks, making of joint checks, or otherwise, and Landlord shall have the right to review invoices prior to payment. Landlord reserves the right to post notices on the Premises that Landlord is not responsible for payment of work performed and that Landlord's interest is not subject to any lien.

         12. UNIFORM SIGNS; NO "FOR RENT" SIGNS. It is Landlord's intent to maintain uniformity of signs throughout the area where signs may be controlled by Landlord. Tenant shall place no signs on the Premises (except inside Tenant's portion of the building on the Premises) without prior written consent of Landlord, which consent shall not be unreasonably withheld. All shall be consistent with similar properties that Landlord owns and shall comply with municipal sign codes.

         Tenant may not put any signs on the Premises indicating that the same are for rent, or available for assignment or sublease, and may put no signs of real estate brokers on the Premises.

         13. MAINTENANCE AND REPAIRS OF THE BUILDING; LANDLORD NOT LIABLE FOR DAMAGE TO CONTENTS. Landlord shall be responsible for maintenance and repairs of the structural portions, the roof and the exterior finish of the building (other than glass) on the Premises at the sole cost and expense of Landlord; provided, however, that if any such maintenance or repairs are necessitated by the acts of Tenant or its employees, agents, contractors, sub-contractors, licensees, invitees or guests, Tenant shall reimburse Landlord for the cost of same, as additional rent, to be paid within 10 days after delivery of invoice except to the extent that such maintenance or repairs are covered by the insurance described in Section 18.1.. All other maintenance, repairs and replacements shall be performed by Tenant, at its own expense, including all necessary maintenance, repairs and replacements to pipes, plumbing systems, electrical systems, window or other glass, doors, fixtures, interior decorations, and all other appliances and appurtenances. Landlord warrants that the plumbing and electrical systems are in good working order upon the Commencement Date of this lease. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, shall be made promptly, as and when necessary. All such maintenance, repairs and replacements shall be in quality and class at least equal to the original work. On default of Tenant in making such maintenance, repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant's account, and the expense shall constitute and be collectable as additional rent, together with interest thereon as hereinafter provided.

         Notwithstanding the Landlord's obligations elsewhere set forth in this lease, except in the case of Landlord's gross negligence or intentional misconduct, under no circumstances shall Landlord be liable for damage to the contents of the building or consequential damages to Tenant resulting from roof or window leaks or failure, or leakage of any water pipe or gas pipe, failure of any communications system or alarm, failure or leakage or discharge by any sprinkler system or other fire suppression system, power surges, power shortages or outage, sewer failure or sewage backup, or failure or malfunction of any heating or cooling system. The term "contents" shall include, but shall not be limited to, improvements made by Tenant, and data bases and other information stored or contained in computers, hard or floppy disks, tapes, computer chips and other memory or storage devices. The term "consequential damages" shall include, but not be limited to, Tenant's inability to perform any contract on which Tenant is bound, loss of sales, loss of profit, or loss of business reputation or goodwill.

         14. CONDITION UPON SURRENDER - RETURN OF KEYS. Tenant shall vacate the Premises in the same condition as when received, ordinary wear and tear excepted, and shall remove all of Tenant's property, so that Landlord can repossess the Premises not later than noon on the day upon which this lease or any extension hereof ends, whether upon notice, holdover or otherwise. The Landlord shall have the same rights to enforce this covenant by ejectment and for damages or otherwise as for the breach of any other conditions or covenant of this lease. Upon termination of the lease, Tenant shall deliver to Landlord keys which operate all locks on the exterior or interior of the Premises, including, without limitation, keys to locks on cupboards and closets. Tenant shall retrieve all keys to the Premises which Tenant has delivered to employees or others, and include same with the keys delivered to Landlord.

         15. CARE OF GROUNDS; STORAGE OUTSIDE THE BUILDING; NO WASTE; NO NUISANCE; COMPLIANCE WITH LAWS; FUTURE RULES AND REGULATIONS. Tenant shall use the Premises for medicinal, combinatorial, and process chemistry research and development, and manufacture, and other research and development, sales office, engineering, and light manufacturing, and other uses appurtenant thereto, and occupancy is limited to 120 employees. Except as otherwise provided herein, Tenant will maintain the grounds which are part of the Premises, keeping them free from accumulation of trash or debris and will be responsible for snow removal up to two inches of snow. Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the Premises, and will make no use in violation of same. No outside storage shall be allowed unless first approved by Landlord in writing and then only in such areas as are designated as storage areas by Landlord. Tenant shall not commit or suffer any waste on the Premises. Tenant shall not permit any nuisance to be maintained on the Premises nor permit any disorderly conduct, noise or other activity having a tendency to annoy or to disturb occupants of any other part of the property of which the Premises are a part and/or of any adjoining property.

         As part of a common scheme for orderly development, use and protection, of its various properties and those properties adjacent to the Premises, Landlord may impose upon Tenant reasonable rules and regulations concerning parking and vehicle traffic; locations at which deliveries are to be made and access thereto; trash disposal; use of common areas such as recreation areas, corridors, and sidewalks; signs and directories; use of communication wires or cables which are used in common but which may be inadequate fully to serve all the demands placed upon them; provided that such rules and regulations shall be uniform in their application and shall not violate the express terms of this lease elsewhere set forth.

         16. LIABILITY FOR OVERLOAD. Tenant shall be liable for the cost of any damage to the Premises or the building or the sidewalks and pavements adjoining the same which results from the movement of heavy articles or heavy vehicles or utility cuts made by or on behalf of Tenant. Tenant shall not overload the floors or any other part of the Premises.

         17. NO USE OF PREMISES IN VIOLATION OF INSURANCE POLICIES. Tenant shall make no use of the Premises which would void or make voidable any insurance upon the Premises.

         18. INSURANCE.

                  18.1 ALL RISK INSURANCE. Landlord shall keep the building and improvements insured throughout the term of this lease against losses covered by an "All Risk" policy, as defined in the insurance industry, which shall also cover 1) loss of rental and 2) deposit of Hazardous Materials on the Premises by those acts of third parties which constitute vandalism. The deductible amount shall not exceed $10,000. Landlord shall pay any premium on such policy and Tenant shall reimburse Landlord for one hundred percent (100%) of the insurance premium paid by Landlord. Such insurance premiums owed by Tenant shall be considered additional rent and shall be due within ten (10) days after Landlord has delivered an invoice for the same. Landlord may purchase a single policy covering buildings and grounds in addition to the Premises. In that event, the premium shall be allocated among the various covered buildings and the Premises in proportion to the number of square feet of building floor space in each area.

                  18.2 GENERAL LIABILITY INSURANCE. Tenant agrees to carry comprehensive general liability insurance in the minimum total amount of ONE MILLION Dollars ($1,000,000.00) for each occurrence of bodily injury and ONE MILLION Dollars ($1,000,000.00) for each occurrence of property damage. Tenant shall supply to Landlord certificates of insurance as provided in Paragraph
18.6. In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as provided below, Landlord may purchase such insurance in Tenant's name and charge Tenant the premiums therefor. Bills for the premiums therefor shall be deemed and paid as additional rent due within 10 days after delivery of invoice. The Landlord shall be an additional named insured on the policy.

                  18.3 TENANT IMPROVEMENTS. Tenant agrees to carry insurance covering all of Tenant's leasehold improvements, alterations, additions or improvements, trade fixtures, merchandise and personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of the full replacement cost of such items from time to time during the term of this lease, providing protection against any peril included within an "All-Risk" policy, with a deductible amount not to exceed $20,000. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this lease shall cease and terminate due to destruction of the Premises as provided below.

                  18.4 OTHER INSURANCE. Tenant agrees to carry insurance against such other hazards and in such amounts in accordance with standard and commercially accepted business practices as the holder of any mortgage or deed of trust to which the lease is subordinate may reasonably require from time to time.

                  18.5 WAIVER OF SUBROGATION. Landlord and Tenant grant to each other on behalf of any insurer providing fire and extended insurance coverage to either of them covering the Premises, improvements thereon, and contents thereof, a waiver of any right of subrogation or recovery of any payments of loss under such insurance, such waiver to be effective so long as each is empowered to grant such waiver under the terms of its insurance policy, and to give all necessary notice of such waiver to its insurance carriers.

                  18.6 OTHER PROVISIONS REGARDING TENANT'S INSURANCE. All insurance required of Tenant in this lease shall be effected under enforceable policies issued by insurers of recognized good financial condition licensed to do business in this State. At least fifteen (15) days prior to the expiration date of any such policy, a certificate evidencing a new or renewal policy shall be delivered by Tenant to Landlord. Within fifteen (15) days after the premium on any policy shall become due and payable, Landlord shall be furnished with satisfactory evidence of its payment. To the extent obtainable, all policies shall contain an agreement that notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance, such policies shall not be canceled except upon ten (10) days prior written notice to Landlord, and that the coverage afforded thereby shall not be affected by the performance of any work in or about the Premises.

         If Tenant provides any insurance required of Tenant by this lease in the form of a blanket policy, Tenant shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.

                  18.7 CHANGES IN STANDARD POLICIES. If the definition of insurance industry policy language relating to "All-Risk" insurance or other term changes, the insurance requirements hereunder shall be modified to conform to the existing insurance industry language; however, the dollar amount of the coverages required under this lease shall not be less than those existing at the time of the effective beginning date of this lease.

         19. FIRE REGULATIONS - TENANT RESPONSIBILITY. It shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the Premises to the extent such regulations affect Tenant's operations, at Tenant's sole expense.

         20. REPLACEMENT OF BUILDING - CASUALTY DAMAGE. If the Premises are damaged or destroyed by fire or other cause at any time after the date of commencement of this lease, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to the Tenant of the Premises without diminution or change of location. Provided, however, that in case of total destruction of the Premises by fire, or in case the Premises are so badly damaged that, in the reasonable opinion of the Landlord, it is not feasible to repair or rebuild the same, then, Landlord shall have the right to terminate this lease instead of rebuilding the improvements; provided, however, that Landlord shall give Tenant written notice of Landlord's intention to terminate, said notice to be served not later than thirty (30) days after the occurrence of the damage to the property. In the event the Premises are rendered temporarily untenantable because of fire or other casualty, base monthly rent shall abate on the untenantable area until the Premises are restored to their former condition, abatement to be based on the square feet of building floor space in the untenantable area compared to the total square feet of building floor space on the Premises. Provided, however, that to the extent the damage or destruction results from the negligence of Tenant or its employees, agents, contractors, subcontractors, invitees, guests or licensees, Tenant shall pay for the restoration or repair, to the extent the cost of same is not covered by insurance.

         21. ENVIRONMENTAL MATTERS.

                  21.1 DEFINITIONS.

                           21.1.1 HAZARDOUS MATERIAL. Hazardous Material means
any substance:

                           (a) the presence of which requires investigation,
notice or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

                           (b) which is or becomes defined as a "hazardous
material," "hazardous waste," "hazardous substance," "regulated substance," "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. _ 9601 et seq.), Toxic Substances Control Act (15 U.S.C. _ 2601 et seq.), the Colorado Underground Storage Tank Act (Colo. Rev. Stat. _ 25-18-101 et seq.), and/or the Resource Conservation and Recovery Act (42 U.S.C. _ 6901 et seq.); or

                           (c) which is toxic, explosive, corrosive, flammable,
infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Colorado or any political subdivision thereof; or

                           (d) the presence of which on the Premises causes or
threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

                           (e) which contains gasoline, diesel fuel or other
petroleum hydrocarbons; or

                           (f) which contains polychlorinated biphenyls (PCBs),
asbestos or urea formaldehyde foam insulation; or

                           (g) radon gas.

                           21.1.2 ENVIRONMENTAL REQUIREMENTS. Environmental
Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation:

                           (a) All requirements, including but not limited to
those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and

                           (b) All requirements pertaining to the protection of
the health and safety of employees or the public.

                           21.1.3 ENVIRONMENTAL DAMAGES. Environmental Damages
means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' and witnesses' fees, any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, beneath the Premises or migrating or threatening to migrate to or from the Premises, or the existence of a violation of Environmental Requirements pertaining to the Premises, including without limitation:

                           (a) Damages for personal injury, or injury to
property or natural resources occurring upon or off of the Premises, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Tenant;

                           (b) Fees incurred for the services of attorneys,
consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision or court, or reasonably necessary to make full economic use of the Premises and any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this agreement or collecting any sums due hereunder;

                           (c) Liability to any third person or governmental
agency to indemnify such person or agency for costs expended in connection with the items referenced herein; and

                           (d) Diminution in the value of the Premises and
adjoining property, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises and adjoining property.

                  21.2 TENANT'S OBLIGATION TO INDEMNIFY, DEFEND AND HOLD HARMLESS. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Tenant or its employees, agents, contractors, subcontractors, or guests, licensees, or invitees which (1) result in the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon:

                           21.2.1 LANDLORD;

                           21.2.2 any other person who acquires an interest in
the Premises in any manner, including but not limited to purchase at a foreclosure sale or otherwise; and

                           21.2.3 the directors, officers, shareholders,
employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns, guests and invitees of such persons.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent (except to the extent such claims, suits or proceedings are brought by an indemnified party), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing the indemnified parties.

                  21.3 TENANT'S OBLIGATION TO REMEDIATE. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions to remediate the Premises which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Premises, or are required by Environmental Requirements, which remediation is necessitated by the
1) introduction of a Hazardous Material upon, about or beneath the Premises or
2) a violation of Environmental Requirements, either of which is caused by the actions of Tenant, its employees, agents, contractors, subcontractors, guests, invitees or licensees. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Premises. Tenant shall take all actions necessary to restore the Premises to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Premises by Tenant, its employees, agents, contractors, subcontractors, guests, or invitees or licensees,, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies. All such work shall be performed by one or more contractors, selected by Tenant and approved in advance and in writing by Landlord. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business conducted at the Premises. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above activities, and copies of any correspondence with any governmental entity related to such activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable federal, state and local laws and regulations, remove all associated equipment, and restore the Premises to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. Provided, however, that Tenant shall not be obligated to remediate environmental damages which result from seepage of Hazardous Materials onto the Premises from adjacent property unless the presence on the adjacent property was caused by Tenant or its employees, agents, contractors, subcontractors, guests, invitees or licensees. Provided that the Tenant is in compliance, in no event shall Landlord demand more often than once every twelve (12) months that Tenant pay for investigation of environmental conditions of the Premises.

                  21.4 NOTIFICATION. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this agreement is not or is no longer accurate, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord, within ten days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information, or actual or threatened event or condition, together with copies of any such notice or communication. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification or communication except to the extent provided in Section 21.9.

                  21.5 NEGATIVE COVENANTS.

                           21.5.1 NO HAZARDOUS MATERIAL ON PREMISES. Except in
strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or any other person. Tenant shall deliver to Landlord copies of all documents which Tenant provides to any governmental body in connection with compliance with Environmental Requirements with respect to the Premises, such delivery to be contemporaneous with provision of the documents to the governmental agency.

                           21.5.2 NO VIOLATIONS OF ENVIRONMENTAL REQUIREMENTS.
Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees, a violation of any Environmental Requirements upon, about or beneath the Premises or any portion thereof.

                           21.5.3 NO ENVIRONMENTAL OR OTHER LIENS. Tenant shall
not create or suffer or permit to exist with respect to the Premises, any lien, security interest or other charge or encumbrance of any kind, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1) or any similar state statute to the extent that such lien arises out of the actions of Tenant, its agents, employees, contractors, subcontractors or guests, licensees or invitees.

                  21.6 LANDLORD'S RIGHT TO INSPECT AND TO AUDIT TENANT'S RECORDS. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises and to inspect and audit Tenant's records concerning Hazardous Materials at any reasonable time solely to determine whether Tenant is complying with the terms of the lease, including but not limited to the compliance of the Premises and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Premises or surrounding properties and activities thereon. Landlord shall comply with Tenants reasonable and customary safety and confidentiality procedures. If Landlord has reasonable cause to believe Tenant is in default with respect to any of the provisions of this lease related to Hazardous Materials, Environmental Requirements or Environmental Damages, then Landlord shall have the right, but not the duty, to retain at the sole expense of Tenant an independent professional consultant to enter the Premises to conduct such an inspection and to inspect and audit any records or reports prepared by or for Tenant concerning such compliance; provided that if such consultant determines that Tenant is in compliance with the terms of this lease regarding Hazardous Materials, then the costs and expenses of such inspection and audit shall be borne solely by Landlord. Tenant hereby grants to Landlord the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Landlord to assist in such audits and investigations. Landlord shall use reasonable efforts and will cooperate with Tenant in scheduling and procedures to minimize interference with the business of Tenant by such tests inspections and audits, but Landlord shall not be liable for any interference caused thereby except to the extent resulting from Landlord's or Landlord's agent's gross negligence or intentional misconduct.

                  21.7 LANDLORD'S RIGHT TO REMEDIATE. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to Hazardous Materials or Environmental Requirements, then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this agreement, to enter the Premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Paragraph 21.2.

                  21.8 LANDLORD'S OBLIGATION TO REMEDIATE. Landlord agrees to remediate all Environmental Damages 1) caused by Landlord, its agents, employees, contractors, subcontractors, guests, licensees or invitees, or 2) not so caused but arising prior to Commencement Date hereof including, but not limited to, those caused by Nano and not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees.

                  21.9 LANDLORD'S OBLIGATION TO INDEMNIFY, DEFEND AND HOLD HARMLESS CONCERNING ENVIRONMENTAL MATTERS. Landlord, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all Environmental Damages arising from activities of Landlord or its employees, agents, contractors, subcontractors or guests, licensees, invitees; or which occurred prior to the Commencement Date including, but not limited to, those caused by Nano (and were not caused by Tenant, its agents, employees, contractors, subcontractors, guests, licensees or invitees) which (1) result in the presence of Hazardous Materials upon, about or beneath the Premises or migrating to or from the Premises, or (2) result in the violation of any Environmental Requirements pertaining to the Premises and the activities thereon:

                           21.9.1 TENANT;

                           21.9.2 The directors, officers, shareholders,
employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Tenant.

         This obligation shall include, but not be limited to, the burden and expense of the indemnified parties in defending all claims, suits and administrative proceedings, including attorneys' fees and expert witness and consulting fees, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons, and all such expenses incurred in enforcing the obligation to indemnify. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

                  21.10 SURVIVAL OF ENVIRONMENTAL OBLIGATIONS. The obligations of Landlord and Tenant as set forth in Paragraph 21 and all of its subparagraphs shall survive termination of this lease.

         22. ENTRY BY LANDLORD. Landlord, or its authorized representative, and/or any lender or prospective lender, shall have the right to enter the Premises during the lease term at all reasonable times during usual business hours for purposes of inspection, and/or the performance of any maintenance, repairs or replacement therein. Landlord shall give Tenant such advance notice of entry as is reasonable in light of the purpose for the entry. Landlord shall have the right to enter the Premises and show the same to a prospective tenant during the last 180 days of this lease or any extended term, unless the term shall have been extended by mutual written agreement or delivery of notice of exercise of any option to extend.

         23.      DEFAULT - REMEDIES OF LANDLORD.

                  23.1 DEFAULT DEFINED. Any one or more of the following events (each of which is herein sometimes called "event of default") shall constitute a default:

                           23.1.1 Tenant defaults in the due and punctual
payment of any rent, taxes, tax deposits, insurance premiums, maintenance fees or other sums required to be paid by Tenant under this lease when and as the same shall become due and payable;

                           23.1.2 Tenant abandons the Premises;

                           23.1.3 Tenant defaults in the performance of or
compliance with any of the covenants, agreements, terms and conditions contained in this lease other than those referred to in the foregoing Paragraph 23.1.1, and such default shall continue for a period of 20 days after written notice thereof from Landlord to Tenant, and shall not be cured as permitted by Paragraph 23.9;

                           23.1.4 Tenant files a voluntary petition in
bankruptcy or is adjudicated a bankrupt or insolvent, or takes the benefit of any relevant legislation that may be in force for bankrupt or insolvent debtors or files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or proceedings are taken by Tenant under any relevant Bankruptcy Act in force in any jurisdiction available to Tenant, or Tenant seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises, or makes any general assignment for the benefit of creditors;

                           23.1.5 A petition is filed against Tenant seeking any
reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed for an aggregate of 120 days, or if any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises is appointed without the consent or acquiescence of Tenant and such appointment remains unvacated for an aggregate of 120 days.

                  23.2 LANDLORD'S REMEDIES IN THE EVENT OF DEFAULT. In the event of any event of default, Landlord shall have the option, without further notice to Tenant or further demand for performance exercise any one or more of the following remedies (and any other remedy available at law or in equity):

                           23.2.1 If Tenant has been late in payment of rent or
other sums due on four or more occasions during any period of one year, Landlord, without terminating this lease, may 1) require that all future payments be made by bank cashier's check, and/or 2) require an additional security deposit in the amount of the then-current base rent for two months, and/or 3) require that rent for each month be paid on or before the 15th day of the preceding month. Such requirement shall be imposed by Landlord's written notice delivered to Tenant. The additional security deposit shall be paid within 10 days after delivery of the notice. The Landlord may or may not exercise the remedies provided in this Paragraph 23.2.1, in its sole discretion. The exercise of the remedies provided in this Paragraph 23.2.1 shall not be required prior to the exercise of any other available remedy.

                           23.2.2 Without obligation to seek a new tenant, to
institute suit against Tenant to collect each installment of rent or other sum as it becomes due or to enforce any other obligation under this lease even though the Premises be left vacant.

                           23.2.3 As a matter of right, to procure the
appointment of a receiver for the Premises by any court of competent jurisdiction upon ex parte application and without notice, notice being hereby expressly waived. All rents, issues and profits, income and revenue from the Premises shall be applied by such receiver to the payment of the rent, together with any other obligations of the Tenant under this lease.

                           23.2.4 To re-enter and take possession of the
Premises and all personal property therein and to remove Tenant and Tenant's agents and employees therefrom, and either:

                                    1) terminate this lease and sue Tenant for
damages for breach of the obligations of Tenant to Landlord under this lease; or

                                    2) without terminating this lease, relet,
assign or sublet the Premises as the agent and for the account of Tenant in the name of Landlord or otherwise, upon the terms and conditions Landlord deems fit with the new Tenant for such period (which may be greater or less than the period which would otherwise have constituted the balance of the term of this lease) as Landlord may deem best, and collect any rent due upon any such reletting. In this event, the rents received on any such reletting shall be applied first to the expenses of reletting and collecting, including, without limitation, all repossession costs, reasonable attorneys' fees, and real estate brokers' commissions, alteration costs and expenses of preparing said Premises for reletting, and thereafter toward payment of the rental and of any other amounts payable by Tenant to Landlord. If the sum realized shall not be sufficient to pay the rent and other charges due from Tenant, then within five days after demand, Tenant will pay to Landlord any deficiency as it accrues. Landlord may sue therefor as each deficiency shall arise if Tenant shall fail to pay such deficiency within the time limited.

                  23.3 TENANT TO SURRENDER PEACEABLY. In the event Landlord elects to lawfully re-enter or take possession of the Premises as permitted in this lease, Tenant shall quit and peaceably surrender the Premises to Landlord, and Landlord may enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same.

                  23.4 NO TERMINATION BY RE-ENTRY. No re-entry or taking of possession by Landlord shall be construed as an election on Landlord's part to terminate or accept surrender of this lease unless Landlord's written notice of such intention is delivered to Tenant.

                  23.5 INJUNCTION. In the event of any breach by Tenant of any of the agreements, terms, conditions or covenants contained in this lease, Landlord, in addition to any and all other rights, shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise for such breach as though re-entry, summary proceedings, and other remedies were not provided for in this lease.

                  23.6 REMEDIES LISTED ARE CUMULATIVE AND NON-EXCLUSIVE. The enumeration of the foregoing remedies does not exclude any other remedy, but all remedies are cumulative and shall be in addition to every other remedy now or hereafter existing at law or in equity, including, but not limited to, the remedies provided in Paragraph 23.11.

                  23.7 INTEREST ON SUMS PAST DUE. All rent and all other amounts due from Tenant hereunder shall bear interest at the rate of eighteen percent (18%) per annum compounded quarter-annually from their respective due dates until paid, provided that this shall in no way limit, lessen or affect any claim for damages by Landlord for any breach or default by Tenant.

                  23.8 ATTORNEYS' FEES. Reasonable attorneys' fees, expert witness fees, consulting fees and other expenses incurred by either party by reason of the breach by either party in complying with any of the agreements, terms, conditions or covenants of this lease shall constitute additional sums to be paid to the prevailing party on demand.

                  23.9 TIME TO CURE CERTAIN NON-MONETARY DEFAULTS. In the event of any default other than those events described in Paragraph 23.1.1, for which notice has been given as provided in Paragraph 23.1.3, which because of its nature can be cured but not within the period of grace heretofore allowed, then such default shall be deemed remedied for purposes of this Paragraph 23, if the correction thereof shall have been commenced within said grace period or periods and shall, when commenced, be diligently prosecuted to completion.

                  23.10 LANDLORD DEFAULT. If Landlord is in default under any of its obligations and the default continues for twenty (20) days after written notice from Tenant (subject to extension pursuant to 23.9), Tenant may pursue all remedies at law or in equity. Landlord will use reasonable efforts to promptly remedy the default within twenty (20) days. Tenant may, but shall not be required to, correct such default for the Landlord's account, and the expense shall be promptly paid within ten (10) days by Landlord; however, in no event shall Tenant have the right to rental abatement, offset of expenses against rental, or the right to terminate this lease unless Tenant's legal or equitable remedies provide otherwise.

         Tenant may not offset any sum due or assertedly due from Landlord to Tenant against any sum due from Tenant to Landlord.

         Tenant agrees that if Tenant obtains a judgment against Landlord arising out of Landlord's obligations under this lease, such judgment shall be limited in the aggregate to $1,125,000, and such judgment may be satisfied only by execution and sale of Landlord's interest in the Premises leased hereby. Tenant may not seek execution against other property of Landlord, nor pursue any judgment, execution or other remedy against the partners or other owners of Landlord or any of their property. Immediately upon receipt of Landlord's written request, Tenant will release any property (other than the Premises leased hereby) from the lien of any judgment obtained by Tenant against Landlord arising out of Landlord's obligations under this lease. The limitation provided in this paragraph shall not apply to Landlord's obligations under Section 21.9

                  23.11 LANDLORD'S RIGHT TO REMOVE. In the event that Tenant is in default hereunder and has failed to cure such default after notice and opportunity to cure as provided herein, Landlord may proceed to remove, or have the appropriate governmental agencies remove all of Tenant's property from the Premises and store the same at Tenant's sole risk. The cost of such removal shall be paid by Tenant to Landlord upon demand.

                  24. LEGAL PROCEEDINGS AGAINST TENANT BY THIRD PARTIES; TENANT TO PAY LANDLORD'S FEES. In the event of any proceeding at law or in equity wherein Landlord, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of Tenant's interest in the Premises, Landlord shall be allowed and Tenant shall be liable for and shall pay all costs and expenses incurred by Landlord, including reasonable attorneys' fees, expert witness fees and consultant's fees.

                  25. INDEMNIFICATION BY TENANT AND BY LANDLORD. The Tenant shall indemnify and save harmless Landlord of and from liability for damages or claims against Landlord, including costs, attorneys' fees and expenses of Landlord in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Tenant or if such injuries are the result of the violation by Tenant, its agents, servants, or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

         The Landlord shall indemnify and save harmless Tenant of and from liability for damages or claims against Tenant, including costs, attorneys' fees and expenses of Tenant in defending against the same, on account of injuries to any person or property, if the injuries are caused by the negligence or willful misconduct of Landlord, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation of Landlord or where such injuries are the result of the violation by Landlord, its agents, servants or employees, of laws, ordinances, other governmental regulations, or of the terms of this lease.

                  26. ASSIGNMENT OR SUBLETTING. Tenant shall not assign, mortgage, or encumber this lease, nor sublet or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld.

         In connection with an assignment, sublease or encumbrance Landlord may require the submittal of detailed financial information about the prospective subtenant or assignee, to be reviewed by Landlord, and may require a guarantee of the obligations of the prospective subtenant or assignee, and may require detailed financial information about the guarantor, to be reviewed by Landlord; and there may be alterations to this lease and alterations to the building which are necessary to consummate the transaction. The Landlord may require Tenant or the prospective assignee or sub-tenant to pay for the alterations to the building, and may require that Landlord perform same. In addition, Landlord may charge a $500 administration fee due in full upon Landlord's consent, as payment to Landlord for its costs and expenses in connection with the assignment or sublease. No fee will be charged in connection with an assignment or sublease to an assignee or subtenant who is "affiliated" with Tenant. "Affiliated" means under common voting control, directly or indirectly.

         If this lease is assigned, or if the Premises or any part thereof is sublet, or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sub-tenant, or occupant and apply the net amount collected against all rent herein reserved. No such assignment, subletting, occupancy, or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, sub-tenant, or occupant as tenant, or a release of Tenant from further performance by Tenant of the covenants in this lease. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant (or any subsequent tenant) from obtaining the consent in writing of Landlord to any further assignment or subletting.

                   27. LANDLORD'S WARRANTY OF TITLE; QUIET ENJOYMENT. Landlord covenants it has good right to lease the Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the Premises during the term of the lease; except as provided in Paragraph 31 concerning subordination to mortgage lenders.

                  28. ADDITIONAL DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD. Landlord does reserve, during the term of this lease, the right to go upon and deal with the Premises or part thereof for the purpose of implementing a common development plan for the project of which the Premises are a part, and to install non-exclusive sidewalks, paths, roadways and other street improvements for use by vehicles, pedestrians, and for parking; to undertake such drainage programs to handle underground and surface drainage water and to make any other changes and/or improvements as Landlord shall deem advisable in the exercise of its sole discretion; provided, however, any such action by Landlord shall not unreasonably interfere with the rights of Tenant hereunder.

                  29. GOVERNMENTAL ACQUISITION OF THE PREMISES. The parties agree that Landlord shall have sole and exclusive authority to negotiate and settle all matters pertaining to the acquisition of all or part of the Premises by a governmental agency by eminent domain or threat thereof (condemnation), and to convey all or any part of the Premises under threat of condemnation. It is agreed that any compensation for land and/or buildings to be taken whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, and that there shall be no sharing whatsoever between Landlord and Tenant of any such sum. Such taking of property shall not be considered as a breach of this lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord. Tenant may separately claim and recover from the condemning authority the value of any personal property owned by Tenant which is taken, and any relocation expenses owed to Tenant by the condemning authority. If the taken portion of the Premises consists only of areas where no building is constructed, and the land area of the Premises is reduced by less than ten percent, and the parking area available for use by Tenant is reduced by less than five percent, and there is no material change in Tenant's access to the Premises, then there shall be no change in the terms of the lease except with respect to a prorated reduction in rent and expenses. If no building area is taken but the foregoing limits on parking area reductions are exceeded, then Tenant may terminate the lease unless Landlord provides sufficient reasonably adjacent parking area so that the total available parking area is reduced by less than five percent. If upon a conveyance or taking in excess of the limits described above, Tenant shall have two options. First, Tenant may terminate the lease by written notice delivered to Landlord within 60 days after the conveyance or taking. Second, Tenant may retain the remaining portion of the Premises, under all the terms and conditions hereof, but the base rental shall be reduced in proportion to the number of square feet of building floor space taken compared to the number of square feet of building floor space on the Premises prior to the taking.

         31. SUBORDINATION OF THE LEASEHOLD TO MORTGAGES. This lease shall be subject and subordinate in priority at all times to the lien of any existing and/or hereafter executed mortgages and trust deeds encumbering the Premises. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will execute and deliver such further instruments subordinating this lease to the lien of any such mortgages or trust deeds as may be desired by the mortgagee or holder of such trust deeds. Tenant hereby appoints Landlord as his attorney in fact, irrevocably, to execute and deliver any such instrument for Tenant. Tenant further agrees at any time and from time to time upon not less than ten (10) days prior written request by Landlord, to reasonably execute, acknowledge, and deliver to Landlord an estoppel affidavit in form acceptable to Landlord and the holder of any existing or contemplated mortgage or deed of trust encumbering the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (1) that this lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that not more than one (1) month's rent has been paid in advance. Further, upon request, Tenant shall supply to Landlord a corporate resolution certifying that the party signing this statement on behalf of Tenant is properly authorized to do so, if Tenant is a corporation. Tenant agrees to provide Landlord within ten business days of Landlord's request, Tenant's most recently completed financial statements and such other financial information as reasonably requested by Landlord in order to verify Tenant's financial condition to satisfy requirements of Landlord's existing or contemplated lender or mortgagee.

         Tenant agrees with lender and Landlord that if there is a foreclosure of any such mortgage or deed of trust and pursuant to such foreclosure, the Public Trustee or other appropriate officer executes and delivers a deed conveying the Premises to the lender or its designee, or in the event Landlord conveys the Premises to the lender or its designee in lieu of foreclosure, Tenant will attorn to such grantee of the Premises, rather than to Landlord, to perform all of Tenant's obligations under the lease, and Tenant shall have no right to terminate the lease by reason of the foreclosure or deed given in lieu thereof.

         Landlord will use best efforts to include in the terms of any mortgage or deed of trust on the Premises a provision that if Tenant is not in default under the terms of this lease and Tenant is then in possession of the Premises, Tenant's rights of quiet enjoyment arising out of the lease shall not be affected or disturbed by lender in the event of a default by Landlord and any sale of the Premises through foreclosure of any deed of trust or otherwise.

         32. TENANT'S FINANCIAL STATEMENTS. A current financial statement of Tenant shall be provided to Landlord for review and approval upon execution hereof and annually thereafter if so requested by Landlord.

         33. MEMORANDUM OF LEASE - RECORDING. This lease shall not be recorded in the office of the County Clerk and Recorder of Boulder County, except by Landlord as a financing statement. In order to effect public recordation, the parties hereto shall, at the time this lease is executed, execute a Memorandum of lease incorporating therein by reference the terms of this lease including any option rights hereunder, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded by either party in the office of the Clerk and Recorder of Boulder County.

         34. NO WAIVER OF BREACH; ACCEPTANCE OF PARTIAL PAYMENTS OF RENT. No assent, or waiver expressed or implied, or failure to enforce, as to any breach of any one or more of the covenants or agreements herein shall be deemed or taken to be a waiver of any succeeding or additional breach.

         Payment by Tenant or receipt by Landlord of an amount less than the rent or other payment provided for herein shall not be deemed to be other than a payment on account of the earliest rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or other payment without prejudice to Landlord's right to recover the balance of all rent then due, and/or to pursue any or all other remedies provided for in this lease, in law, and/or in equity including, but not limited to, eviction of Tenant. Specifically, but not as a limitation, acceptance of a partial payment of rent shall not be a wavier of any default by Tenant.

         35. CONTROLLING LAW. The lease, and all terms hereunder shall be governed by the laws of the State of Colorado, exclusive of its conflicts of laws rules.

         36. INUREMENTS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original lease.

         37. TIME. Time is of the essence in this lease in each and all of its provisions in which performance is a factor.

         38. ADDRESSES; EMPLOYER IDENTIFICATION NUMBERS; METHOD OF GIVING NOTICE. The street address of Landlord is 2101 Ken Pratt Blvd. Suite 200, Longmont, CO 80501. The mailing address of Landlord is P. O. Box 1937, Longmont, CO 80502-1937. All payments, notices and communications which are sent to Landlord via United States mail shall be addressed to the mailing address. Only payments, notices and communications which are hand delivered or delivered by private courier service shall be addressed to the street address.

Tenant's present street address is 1885 - 33rd Street, Boulder, CO 80301. Upon the Commencement Date of this Lease, Tenant's mailing address is 2620 Trade Centre Avenue, Suites A & B_, Longmont, CO 80503. Any notice to Tenant may be delivered to the above addresses or to the Premises.

         Landlord's current fax number is (303) 776-4946. Tenant's current fax number is 303-449-5376. Any written notice required hereby may be delivered by fax, U.S. mail, private courier service, or hand delivery. Notice shall be effective at time of delivery to the address or fax number shown.

         Either party may change its street or mailing address, or fax number, for purposes hereof, by written notice delivered to the other. The federal employer identification number of Landlord is 84-1165292. The federal identification number of Tenant is. 84 1460 811.

         39. PARAGRAPH HEADINGS; GRAMMAR. All paragraph headings are made for the purposes of ease of location of terms and shall not affect or vary the terms hereof. Throughout this lease, wherever the words, "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, and all sorts of entities and in reading said lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said lease.

         40. FLEXIBILITY CLAUSE. Landlord hereby gives Tenant the option to terminate this lease on May 31, 2003, and all obligations as set forth thereunder, by providing Landlord with 180 days written notice. In consideration for early termination, upon written notice to terminate, Tenant shall pay to Landlord, the equivalent of one months then current base rental as a termination penalty. Upon written notice of termination Tenant shall also pay unamortized tenant finish costs to Landlord in the amount of Forty Seven Thousand Six Hundred Nineteen and 01/100 U.S. Dollars ($47,619.01).

         41. EXPANSION OPTIONS: Landlord hereby grants to Tenant a right of First Offer on the remaining 19,200 SF in the building when that space becomes available for lease. Landlord also hereby grants to Tenant a right of First Offer on the building located at 2600 Trade Center Avenue, City of Longmont (the "Adjacent Building") containing approximately 28,800 square feet of floor space, a more detailed description of which is Lot 1, St. Vrain Centre, Parcel F, Minor Subdivision "B", County of Boulder, State of Colorado, when such Adjacent Building becomes available for lease.

                           In addition, Landlord hereby grants to Tenant an
option (the "Nano Space Option") for Tenant to lease the remaining 19,200 SF of space occupied by Nano under the Nano Lease (as such Lease is amended from time to time) under the same terms and conditions as provided in this Lease. Tenant may exercise the Nano Space Option by giving Landlord and Nano at least 180 days prior written notice at any time for occupancy as early as April 1, 2001 or July 1, 2001 or any time between October 1, 2001 and May 31, 2005. If Landlord terminates the Nano Lease as a result of Nano's breach, then Landlord shall give Tenant written notice of such termination and Tenant shall have a period of 30 days following receipt of such notice to exercise the Nano Space Option to. Tenant's lease of such space shall commence 60 days following Tenant's election to exercise; provided that Tenant shall have access to the premises during such 60 day period in order to make tenant improvements. If Tenant does not elect to exercise within such 30 day period following notice from Landlord, then the Nano Space Option shall terminate.

         42. ADDITIONAL PROVISIONS.

(i) Increases related to management, administrative, and accounting fees shall be capped at four percent (4%) per year.

(ii) If for any reason Nano should vacate the 6600 SF of office area on the south-west corner of the building, shown on the attached Exhibit "E", before May 31, 2003 in violation of its lease with Landlord (the "Nano Lease") and provided that the Landlord has marketed the entire 19,200 SF formerly occupied by Nano and subsequently leased at least 12,600 SF of the space, Tenant will be obligated to lease the 6600 SF portion of the premises through the remaining term, of the Nano Lease at the rental rate equal to the lesser of (i) the rental rate hereunder or
         (ii) the rental rate under the Nano Lease. In addition, Tenant shall have an option to terminate its lease of the 6600 SF as provided in
         Section 40 of this Lease (if Tenant elects to terminate this Lease) and an option to extend the lease of such 6600 SF to run concurrent with the term of this Lease. The Landlord will provide at its expense the demising wall between the 12,600 SF space and the 6,600 SF space.

         Tenant shall also be subrogated to Landlord's rights under the Nano Lease to seek from Nano damages resulting from Nano's breach of the Nano Lease.

(iii) Execution of this Lease is subject to the execution of an Addendum modifying the Lease dated November 26, 1997 by and between Pratt Land Limited Liability Company and Nano and subject to the execution of an agreement between Tenant and Nano governing certain issues in connection with the Premises. The parties agree to use commercially reasonably efforts to diligently and timely accomplish the foregoing.

(iv) Notwithstanding the execution of this Lease or any other terms hereof, Tenant may terminate this Lease if any of the following occur:

         (a) Nano has failed to remove its equipment and vacate the Premises prior to April 1, 2000; or

         (b) Tenant has not received an acceptable Phase I and Phase II environmental report prior to April 1, 2000 or, alternatively, Landlord has not satisfactorily remediated or removed Hazardous Materials from the Premises and caused it to comply with all applicable Environmental Requirements as of April 1, 2000 or Landlord is in the process of such remediation or removal but such unreasonably interferes with Tenant's use of the Premises for more than 30 days.

         Tenant shall cooperate with any Hazardous Materials testing, removal or remediation conducted by Landlord or its agents; provided that, to the extent that any such activities make the Premises or any material portion thereof untenantable during the term of this Lease, Landlord shall grant Tenant a proportionate rental abatement during such time period. Tenant agrees that it shall not commence construction of any tenant improvements until after Phase II environmental testing has been completed in the East Lab; provided that such testing shall be completed no later than March 3, 2000.

         Landlord grants Tenant the right to install and maintain the HVAC components described on Exhibits B and C and Tenant shall have the right of access to the space occupied by Nano under the Nano Lease for such purposes. Such right shall include the ability to run a makeup air duct across the high bay area that will continue to be occupied by Nano. Pursuant to Section 4.3, Landlord shall be responsible for maintenance and repair of all other HVAC components and systems. The parties will cooperate regarding the coordination of HVAC maintenance and repair.

         Should the 19,200 portion of the building leased by Nano, subsequently be leased to another party, Tenant and the new party shall mutually agree upon an equitable method for splitting the cost of Utilities.

         Landlord agrees to provide basic construction trade workers to Tenant, or Tenant designated contractor, at market rates, to complete Tenant Improvements in a reasonable and timely manner, scheduling permitting. Further, Landlord will provide, if requested by Tenant or Nano, the appropriate trade workers to construct and finish demising walls in premise prior to April 1, 2000.

IN WITNESS WHEREOF, the Parties have executed this lease as of the date hereof.

LANDLORD:                              PRATT LAND LIMITED LIABILITY
                                       A Colorado limited liability company

                                       By /s/ RICHARD D. GONZALES
                                          ---------------------------------
                                          Richard D. Gonzales, Manager

TENANT:                                ARRAY BIOPHARMA, INC.
                                       A Delaware corporation

                                       By /s/ C. MICHAEL CARRUTHERS
                                          ---------------------------------
                                          C. Michael Carruthers, CFO

STATE OF COLORADO )
                  ) ss.
COUNTY OF BOULDER )

The foregoing instrument was acknowledged before me this ____ day of _________, 2000 by Richard D. Gonzales , Manager, Pratt Land Limited Liability Company. Witness my hand and official seal.

My commission expires:

                                          ---------------------------------
                                          Notary Public-

STATE OF _________ )
                   ) ss.
COUNTY OF ________ )

The foregoing instrument was acknowledged before me this ____ day of _________,
                                                                               .
-------------------------------------------------------------------------------

---------------------

Witness my hand and official seal.

My commission expires:
                      -------------------------


                                          ---------------------------------
                                          Notary Public

                                List of Exhibits

Exhibit A         Schematic of lease premises located at 2620 Trade Centre Ave.

Exhibit B         Tenant Improvements

Exhibit C         Tenant Improvements further detailed and items Tenant may
                  remove at end of lease

Exhibit D         Voice and Data cabling Specifications

                                   Exhibit A

        [Schematic of lease premises located at 2620 Trade Centre Ave.]

                                   EXHIBIT B

                             [Tenant Improvements]

                                   Exhibit C

[Tenant Improvements further detailed and items Tenant may remove at end of lease]

                                   Exhibit D

                    [Voice and Data cabling Specifications]